Exhibit 99.1

INVESTOR AND MEDIA CONTACT:

Kaveh Bakhtiari

847-484-4573

Kaveh.Bakhtiari@fbhs.com

FORTUNE BRANDS INCREASES QUARTERLY DIVIDEND

AND ANNOUNCES $250 MILLION SHARE REPURCHASE AUTHORIZATION

DEERFIELD, Ill. – December 11, 2017 – Fortune Brands Home & Security, Inc. (NYSE: FBHS), an industry-leading home and security products company, today announced that on Friday, December 8, 2017, its Board of Directors declared a quarterly cash dividend of $0.20 per common share. The dividend is payable on March 14, 2018, to stockholders of record as of the close of business on February 23, 2018.

The 11 percent increase in the quarterly dividend, from $0.18 to $0.20, represents the fifth consecutive year the Company has had a double digit increase in its dividend rate.

On December 8, Fortune Brands’ Board of Directors also authorized the repurchase of up to $250 million of shares of the Company’s common stock over the next two years on the open market or in privately negotiated transactions in accordance with applicable securities laws. The purchases, if made, will occur from time to time depending on market conditions. The Company has approximately $300 million existing from a prior authorization that expires February 28, 2019, bringing the total share repurchase authorization to approximately $550 million.

The dividend, dividend increase and share repurchase authorization represent the Board’s continued confidence in the Company’s long-term cash flow potential and its support of the Company’s broader strategy for utilizing free cash flow to build shareholder value.

“In addition to organic growth, we use our strong cash flow and balance sheet to drive incremental shareholder value by investing in Fortune Brands’ businesses, pursuing accretive acquisitions, and returning cash to shareholders,” said Chris Klein, chief executive officer, Fortune Brands Home & Security. “Our increased dividend rate and new share repurchase authorization demonstrate our continued commitment to driving incremental shareholder value.”

The newly announced share repurchase authorization does not obligate the Company to repurchase any dollar amount or number of shares of common stock. This authorization is in effect until December 8, 2019, and may be suspended or discontinued at any time.

About Fortune Brands

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, Ill., creates products and services that fulfill the dreams of homeowners and help people feel more secure. The Company’s four operating segments are Cabinets, Plumbing, Doors and Security. Its trusted brands include more than a dozen core brands under MasterBrand Cabinets; Moen, Perrin & Rowe, Riobel, ROHL, Shaws and Victoria + Albert under the Global Plumbing Group (GPG); Therma-Tru entry door systems; and Master Lock and SentrySafe security products under The Master Lock Company. Fortune Brands holds market leadership positions in all of its segments. Fortune Brands is part of the S&P 500 Index. For more information, please visit www.FBHS.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” regarding business strategies, and other matters. Future or conditional verbs such as “believe,” “will,” “can” and “may” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including but not limited to: the factors discussed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date hereof.

Source: Fortune Brands Home & Security, Inc.

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